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                                                                     Exhibit 4.1
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                                                                  EXECUTION COPY



                                THIRD AMENDMENT
                                       TO
                        POOLING AND SERVICING AGREEMENT



                 THIS THIRD AMENDMENT TO THE FIRST UNION MASTER CREDIT CARD TRUST POOLING AND SERVICING AGREEMENT, dated as of June 13, 1996 (the "Third Amendment") is by and between FIRST UNION NATIONAL BANK OF GEORGIA, as Transferor and Servicer, and THE BANK OF NEW YORK, as Trustee.

                 WHEREAS the Transferor and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of September 29, 1995, as amended by the First Amendment to Pooling and Servicing Agreement dated as of February 22, 1996 and as further amended by the Second Amendment to Pooling and Servicing Agreement dated as of March 31, 1996 (as amended from time to time, the "Pooling and Servicing Agreement");

                 WHEREAS the Transferor and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

                 NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree as follows:

                 SECTION 1.  Amendment of Section 2.07.

                 (a) Subsection 2.07(b)(vi) of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                 (vi)  [Reserved]

                 (b) The first sentence of subsection 2.07(b)(vii) of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

         the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (v) above.

                 (c) The last sentence of Section 2.07 of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

         Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust and all right, title and interest of the Trust, and any Person with an interest in the Trust, shall be terminated and released with respect to the Removed Accounts and the related Receivables.
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                 SECTION 2.  Effectiveness.  The amendments provided for by this Third Amendment shall become effective upon:

                 (a) receipt by the Trustee of an Officer's Certificate of the Transferor that the terms of this Third Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder;

                 (b) receipt by the Transferor, the Servicer and the Trustee of a notification in writing from each Rating Agency that the terms of this Third Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;

                 (c) receipt by the Trustee of a consent to this Third Amendment, executed by the Required Banks (as such term is defined in the Series 1995-A Loan Agreement (the "Series 1995-A Loan Agreement"), dated as of September 29, 1995, among the Trustee, the Transferor and Servicer and the agent named therein (the "Series 1995-A Agent")), delivered by the Series 1995-A Agent;

                 (d) receipt by the Trustee of a consent to this Third Amendment, executed by the Majority Investors (as such term is defined in the Series 1996-1 Loan Agreement (the "Series 1996-1 Loan Agreement"), dated as of March 5, 1996, among the Trustee, the Transferor and Servicer and the agent named therein (the "Series 1996-1 Agent")), delivered by the Series 1996-1 Agent; and

                 (e) receipt by the Transferor and Servicer and the Trustee of counterparts of this Third Amendment, duly executed by the parties hereto.

                 SECTION 3. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Third Amendment. This Third Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Third Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                 SECTION 4. Counterparts. This Third Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.





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                 SECTION 5.  Governing Law.  THIS THIRD AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 6. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.





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                 IN WITNESS WHEREOF, the Transferor, the Servicer and the
Trustee have caused this Third Amendment to be duly executed by their respective officers as of the day and year first above written.


                                     FIRST UNION NATIONAL
                                       BANK OF GEORGIA,
                                       TRANSFEROR AND SERVICER


                                     By: /s/ James H. Gilbraith II
                                         ------------------------------
                                        Name: James H. Gilbraith II
                                        Title: Vice President and
                                                   Managing Director


                                     THE BANK OF NEW YORK,
                                       TRUSTEE



                                     By: /s/ Joseph G. Ernst
                                         -----------------------------
                                        Name: Joseph G. Ernst
                                        Title: Assistant Vice President